                                                                    Exhibit 10-4

                               STATE OF NEW YORK
                                  BEFORE THE
                           PUBLIC SERVICE COMMISSION

________________________________________________________________________________

CASE 94-E-0952 -  In the Matter of Competitive Opportunities Regarding Electric
                    Service

CASE 96-E-0898 -  In the Matter of Rochester Gas and Electric Corporation's
                    Plans for Electric Rate/ Restructuring Pursuant to Opinion No. 96-12
________________________________________________________________________________



                             AMENDED AND RESTATED
                             SETTLEMENT AGREEMENT



                                                                October 23, 1997

                               TABLE OF CONTENTS

                                                                           Page
INTRODUCTION..............................................................
     Parties..............................................................
     Subject..............................................................
     Background...........................................................
     Negotiations.........................................................

AGREEMENT.................................................................
     Term ((P) 1).........................................................
     Rates ((P)(P) 2-9)...................................................
     Return on Equity ((P) 10)............................................
     Kamine ((P) 11)......................................................
     Inflation ((P) 12)...................................................
     Property Taxes ((P) 13)..............................................
     "System Benefits Charge" ((P)(P) 14, 15).............................
     Mandates, Catastrophic Events and Competition
          Implementation Costs ((P)(P) 16, 17)............................
     Securitization ((P) 18)..............................................
     Sunk Costs ((P) 19)..................................................
     Sale of Generating Assets ((P) 20)...................................
     To-Go Costs ((P) 21).................................................
     Nuclear Facilities ((P)(P) 22, 23)...................................
     Shut-Down and Decommissioning Costs ((P) 24).........................
     System Reliability and Market Power ((P) 25).........................
     Amortizations ((P) 26)...............................................
     Post-Employment Benefits ((P) 27)....................................
     Ginna Outage Costs ((P) 28)..........................................
     Excess Earnings ((P) 29).............................................
     Environmental Remediation Costs ((P) 30).............................
     Amounts Due Customers ((P) 31).......................................
     Incentives Owed RG&E and Amounts Owed Customers
          Under Settlements ((P) 32)......................................
     Flexible Tariff Discounts ((P) 33)...................................
     Legal Services ((P) 34)..............................................
     Regulated Rate Design ((P)(P) 35-41).................................
     Large Customer Credit Program ((P) 42)...............................
     Low-Income Program ((P) 43)..........................................
     Service Quality ((P) 44).............................................
     Retail Access Generally ((P)(P) 45-52)...............................
     Distribution Access Charges ((P)(P) 53-57)...........................

                               TABLE OF CONTENTS

                                                                           Page
     Reciprocity ((P) 58).................................................
     Return to RLSE ((P) 59)..............................................
     Environmental Information ((P) 60)...................................
     Dairylea Program ((P) 61)............................................
     Corporate Structure ((P) 62).........................................
     DISCO ((P) 63).......................................................
     GENCO ((P) 64).......................................................
     RLSE ((P) 65)........................................................
     ULSE ((P) 66)........................................................
     HOLDCO and Capitalization of Unregulated Operations ((P) 67).........
     Petition for Relief ((P)(P) 68-70)...................................
     Filing Requirements ((P)(P) 71-73)...................................
     Dispute Resolution ((P) 74)..........................................
     Binding Effect of Settlement ((P) 75)................................
     Superseding Prior Settlements ((P) 76)...............................
     Modification of Settlement ((P) 77)..................................
     Effect of Agreement ((P) 78).........................................
     Withdrawal from Litigation ((P) 79)..................................

SCHEDULES
     A  -  Rates
     B  -  Amortizations
     C  -  Manufacturing Classifications
     D  -  Nuclear Decommissioning
     E  -  Large Customer Credit Program
     F  -  Low Income Program
     G  -  Service Quality Performance Program
     H  -  Retailing Functions
     I  -  Standards Pertaining to Affiliates and the Provision of Information
     J  -  Form of Petition to Form Holding Company
     K  -  SBC Program Costs

                               STATE OF NEW YORK
                                  BEFORE THE
                           PUBLIC SERVICE COMMISSION

________________________________________________________________________________

CASE 94-E-0952 -  In the Matter of Competitive Opportunities Regarding Electric
                  Service

CASE 96-E-0898 -  In the Matter of Rochester Gas and Electric Corporation's
                  Plans for Electric Rate/ Restructuring Pursuant to Opinion
                  No. 96-12
________________________________________________________________________________



                             SETTLEMENT AGREEMENT

                                 INTRODUCTION

PARTIES
-------
          This Amended and Restated Settlement Agreement ("Settlement") is entered into this 23rd day of October, 1997 by and among the Staff of the Department of Public Service ("Staff"), Rochester Gas and Electric Corporation ("RG&E" or "the Company"), The Joint Supporters ("Joint Supporters"), the National Association of Energy Service Companies ("NAESCO"), and Multiple Intervenors ("MI"), hereinafter collectively referred to as "the Parties."

SUBJECT
-------
          As more specifically described herein, this Settlement is intended to resolve all issues in the above-captioned proceedings as they pertain to RG&E./1/ Consistent with the vision articulated by the Public Service Commission ("the Commission" or "the PSC") in its 1996 Opinion in the Competitive Opportunities Proceeding,/2/ this Settlement will, upon approval by the Commission, set electric rates for a five-year period (July 1, 1997 through June 30, 2002) at levels that are, overall, substantially below their current levels. While rates for all customer classes will be reduced, large industrial and commercial customers will receive the most significant price decreases. Such decreases are in keeping with the Commission's goal of fostering economic development and job retention in the State by stabilizing and reducing electricity prices./3/

          In addition to providing for lower prices for the next five years, the Settlement effects a major restructuring of RG&E's operations to open up the Company's service area to increased customer choice. On July 1, 1998, the Company will begin to allow customers to


________________________________

/1/ As noted elsewhere herein, certain issues remain the subject of generic consideration and are, therefore, not resolved in their entirety by this Settlement. See, e.g., footnote 123, infra.
                  ---  ----                -----

/2/  Cases 94-E-0952 et al., In the Matter of Competitive Opportunities
                     -- ---  ------------------------------------------
     Regarding Electric Service, Opinion No. 96-12, Opinion and Order Regarding
     --------------------------
     Competitive Opportunities for Electric Service, issued May 20, 1996.

/3/  See, e.g., id. at 1.
     ---  ----  --
choose their own supplier of electric energy./4/ A year later, assuming implementation of a Statewide Independent System Operator ("ISO") and Power Exchange ("PE"),/5/ customers will begin to be able to choose their own supplier of energy and capacity./6/ During this time, RG&E will restructure its
          ---
operations so as to functionally separate its generation, distribution, retailing and overall administrative functions. While certain functions, such as distribution, will remain as regulated monopoly services, others, including retail service, will be open to competition from third parties./7/ Recognizing that not all customers will be able (or perhaps willing) to select alternative suppliers of energy and/or capacity, the Settlement provides for continued service to such customers by a Commission-regulated functional unit of RG&E.

          This Settlement also provides for continuation of a program to assist low-income customers/8/ and a service quality program intended to maintain safe and reliable service despite the cost-cutting pressures that accompany increased competition./9/ Further, this resolution of issues in the Competitive Opportunities Proceeding responds to the Commission's directive/10/ to


_____________________________

/4/  See paragraph 46, infra.
     ---               -----

/5/ The ISO and PE (also referred to as the "market exchange") are described by the Commission. See Opinion No. 96-12 at 63, footnotes 1 and 2.
                         ---

/6/  See ibid.
     --- ----

/7/  See paragraphs 62 through 67, infra.
     ---                           -----

/8/  See paragraph 43, infra.
     ---               -----

/9/  See paragraph 44, infra.
     ---               -----

/10/ Cases 96-E-0948 et al., Petition of Dairylea Cooperative Inc. to
                     -- ---  ----------------------------------------
     Establish an Open-Access
     ------------------------
                                                                  (continued...)

introduce retail access to farm and food processor customers on an expedited basis./11/ Finally, this Settlement resolves three pending cases involving
       --
judicial review of Commission decisions as they pertain to RG&E./12/
                                                                 --

          Except as expressly provided otherwise herein, this Settlement will, upon approval by the Commission, supersede the current Settlement dated May 10, 1996 ("the 1996 Settlement") approved with modifications by the Commission on June 27, 1996./13/ In addition, upon approval by the Commission, this Settlement
               --
will supersede the initial Settlement in these proceedings dated April 8, 1997 ("Initial Settlement").

BACKGROUND
----------

          Opinion No. 96-12 is grounded in the Commission's desire to bring to New York State consumers the innovations and efficiencies of competitive markets, together with economic

________________
(.... continued)

     Pilot Program for Farm and Food Processor Electricity Customers, Order
     ---------------------------------------------------------------
     Establishing Retail Access Pilot Programs, issued June 23, 1997.

/11/ See paragraph 61, infra.
 --  ---               -----

/12/ See paragraph 79, infra.
 --  ---               -----


/13/ Cases 95-E-0673 et al., Rochester Gas and Electric Corporation, Order
 --                  -- ---  --------------------------------------
     Approving Terms of Settlement Agreement With Changes, issued June 27, 1996. The Commission restated its approval with modification in Opinion No. 96-27, Opinion and Order Concerning Revenue Requirement and Rate Design, issued September 26, 1996. The Commission's modification of the 1996 Settlement is the subject of an Article 78 proceeding, Rochester Gas and
                                                            -----------------
     Electric Corporation v. Public Service Commission (Sup. Ct. Albany Co.
     -------------------------------------------------
     Index No. 6616-96), that will be withdrawn upon approval of this Settlement. See paragraph 79, infra.
                 ---               -----
development, lower electric prices and greater customer choice, while, at the same time, maintaining the safety and reliability of electric service. Toward these ends the Commission's Opinion called upon the State's utilities to take certain actions and make certain filings.

          The Commission adopted a "two-prong approach" to implementation of the policy directions identified in Opinion No. 96-12. The first prong, an ongoing collaborative effort among the utilities and other parties, was to continue to "accomplish technical studies (including addressing market power concerns, the role of energy service companies, and reporting requirements), necessary FERC [Federal Energy Regulatory Commission] filings, and public educational forums by October 1, 1996."/14/ The second implementation prong consisted of individual
                  --
utility filings also to be submitted by October 1, 1996. These filings were "to address, at a minimum, the utilities' structure, retail access proposals, long-term rate plans, public programs, market power and energy services."/15/ The
                                                                     --
Commission described the subject matter of the individual filings in greater detail as follows:/16/
                   --
          (1) the structure of the utility both in the short and long term, the schedule and cost to attain that structure, a description of how that structure complies with our vision and, in cases where divestiture of generation is not proposed, effective mechanisms that adequately address resulting market power concerns;

________________________
/14/  Opinion No. 96-12 at 91.
 --

/15/  Ibid.
 --   ----

/16/  Id. at 75-76.
 --   --

          (2) a schedule for the introduction of retail access to all of the utility's customers, and a set of unbundled tariffs that is consistent with the retail access program;

          (3) a rate plan to be effective for a significant portion of the transition that incorporates our goal of moving to a competitive market, including mechanisms to reduce rates and address strandable costs;

          (4) identification of the public policy programs, whose funding is not recoverable in a competitive market, that need special rate treatment and competitively neutral mechanisms to recover such costs;

          (5) an examination of the load pockets unique to the utility, identification of potential market power problems, and proposals to mitigate market power; and

          (6)  a plan for the provision of energy services,
               including addressing the continued provision
               of customer protections consistent with an
               emerging competitive market./17/
                                            --

          In its October 1, 1996 submission to the Commission, entitled "Competitive Initiative,"/18/ RG&E addressed the topics identified by the
                          --
Commission, stating what the

________________________

/17/ The Company joined with the Energy Association of New York State and six
 --
     other utilities in an Article 78 proceeding for judicial review of Opinion No. 96-12. That proceeding was commenced on September 18, 1996. The Energy
                                                                     ----------
     Association of New York State et al. v. Public Service Commission (Albany
     -----------------------------------------------------------------
     Co. Index No. 5830-96). The case is currently pending before the Appellate Division, Third Department.

/18/ Also referred to herein as the "October 1 Submission." In August 1996,
 --
    during development of the Submission, the Company had held two Public Forums, open to all
                                                                  (continued...)

Company's proposals would be in the event that it were required to implement the Commission's policies./19/
                       --

          On October 9, 1996, the Commission instituted Case 96-E-0898 for the purpose of examining RG&E's October 1 Submission./20/ Under the procedural
                                                  --
schedule established by the October 9 Order, the parties would have a 90-day negotiation period during which they were encouraged to reach a settlement in lieu of litigation. In the event that negotiations proved unsuccessful, a litigation schedule would follow and the record would close within 150 days of issuance of the October 9 Order. To encourage settlement, the Commission waived certain elements of its 1992 Procedural Guidelines for Settlements./21/
                                                                    --


__________________

(...continued)
     customers, and an Issues Forum, for elected officials, to address matters pertaining to competition and deregulation in the electric industry. See
October 1 Submission at I-19-[-21.

/19/ The only element of the Competitive Initiative that was not contingent upon
 --  the outcome of the Article 78 proceeding (see footnote 17, supra) was the
                                               ---              -----
     Company's proposal to institute a separate, identified "Public Policy Charge" ("PPC") for the costs of public policy programs the Company is expected to undertake.

/20/ Case 94-E-0952 et al., Order Establishing Procedures and Schedule ("October
 --                 -- ---
     9 Order").

/21/ Case 90-M-0255 et al., Proceeding on Motion of the Commission Concerning
 --                 -- ---  -------------------------------------------------
     its Procedures for Settlement and Stipulation Agreements, filed in C 11175,
     --------------------------------------------------------------------------
     Opinion, Order and Resolution Adopting Settlement Procedures and Guidelines, issued March 24, 1992.

          Public Education Forums and Public Statement Hearings regarding RG&E's October 1 Submission were held on December 2, 1996 in Canandaigua and on December 4, 1996 in Rochester./22/
                               --

NEGOTIATIONS
------------

          Between October 22, 1996 and December 4, 1996, RG&E personnel met on 13 occasions with interested parties./23/ These meetings began with
                                      --
informational sessions at which Company representatives explained the October 1 Submission in detail and answered questions. Discussions progressed to settlement negotiations, which included exchanges of proposals and counter-proposals. These "all-party" meetings were conducted pursuant to the provisions of the Commission's regulations regarding settlements./24/ In early December,
                                                       --
with the then-current deadline for filing testimony just weeks away and the parties' determination that they were not sufficiently close to achieving a settlement, the all-party negotiations were suspended in order to prepare testimony. Staff and the Company, however, maintained a dialogue, exploring alternative approaches that ultimately led to the instant Settlement. Although these discussions were suspended at various points, the effort continued throughout January, February and March.


_____________________

/22/ The Stenographic Minutes of the Public Statement Hearings consist of pages
 --
     pages 1-150.

/23/  These meetings included ten all-day meetings held in Rochester and
 --
     Albany and three lengthy conference calls in which the parities were invited to participate.

/24/ 16 NYCRR (S) 3.9.

During this period, input on certain aspects of the proposals under discussion was sought and received from the Consumer Protection Board and Multiple Intervenors.

          On March 27, 1997, a nearly complete draft of the Initial Settlement,/25/ together with a summary thereof, was distributed to all parties
            --
to Case 96-E-0898. On the same day, Staff, with assistance from RG&E, made a presentation to the parties in Albany./26/ Staff and the Company fielded
                                       --
questions on the draft and solicited further comments. Additional all-party meetings were held on April 1, 2, and 3, 1997. These negotiations were productive, resulting in the consideration of comments and suggestions provided by those who participated in these meetings.

          The Initial Settlement was executed and filed as of April 8, 1997. In accordance with the Commission's rules and the specific procedures applicable to these proceedings, various parties filed statements and testimony in support of, or in opposition to, the Initial Settlement. Evidentiary hearings were held in Albany on June 3,4 and 5, 1997./27/ Post-hearings briefs were filed on or about
                                --
June 20, 1997.

          On July 16, 1997, Administrative Law Judge ("ALJ") Walter T. Moynihan issued a Recommended Decision ("RD") which recommended approval of the Initial Settlement with

_________________________________________

/25/ Including draft Schedules.
 --

/26/ In addition to Staff and the Company, ten individuals, representing seven
 --
     other parties, attended in person. Two parties participated by telephone.

/27/ The Stenographic Minutes of the Evidentiary Hearings consist of pages
 --
     335-2029.

minor changes. Briefs on exceptions and replies to exceptions were filed on August 5 and 20, 1997, respectively.

          At its Public Session held in Albany on October 8, 1997, the Commission discussed the Initial Settlement and recommended that the parties to these proceedings conduct further negotiations with a view toward addressing certain concerns raised in the Commission's discussion. On notice to all active parties, further negotiations were held in Albany on October 14, 15 and 16, 1997. Representatives of the following parties participated: Staff, RG&E, the Joint Supporters, NAESCO, MI, the Consumer Protection Board, the Attorney General, the Public Utility Law Project, the Public Interest Intervenors, New York State Electric & Gas Corporation, Wheeled Electric Power Company, Enron Capital & Trade Resources, and the Independent Power Producers of New York, Inc. These negotiations resulted in the changes to the Initial Settlement that are reflected in this Settlement.

          The Parties believe that this Settlement, which constitutes a carefully balanced resolution of diverse interests and addresses the matters raised at the Commission's October 8, 1997 Public Session, is in the public interest, and should be adopted.

                                   AGREEMENT

          The Parties agree as follows:

TERM
----
          1. Except as expressly provided otherwise herein, this Settlement shall be effective for a period of five Rate Years,/28/ commencing July 1,
                                                    --
1997/29/ and terminating June 30, 2002.
     --

RATES
-----

          2. Except as expressly provided otherwise in this Settlement, electric rates shall be reduced, cumulatively, from the levels in effect as of July 1, 1996 as follows:/30/
                         --

               July 1, 1997: $3.5 million;

               July 1, 1998: $12.8 million;

               July 1, 1999: $27.6 million;

               July 1, 2000: $39.5 million; and

__________________

/28/ For purposes of this Settlement, a "Rate Year" is the one-year period
 --
     commencing on July 1st of one calendar year and terminating on June 30th of the following calendar year.

/29/ Inasmuch as rates for the Rate Year commencing July 1, 1997 are comparable
 --
     to those established for that period by the 1996 Settlement, approval of this Settlement after July 1, 1997 requires no adjustment to the rates in effect for that Rate Year.

/30/ Each date listed signifies the beginning of the Rate Year to which the
 --
     indicated reduction applies.

               July 1, 2001: $51.1 million.

The total annual amounts of the foregoing reductions shall be offset by the following annual amounts, listed by commencement of Rate Year, for the recovery of costs/31/ pertaining to the Kamine/Besicorp Allegany L.P. project ("Kamine")
         --
other than those described in paragraph 11, infra:
                                            -----

               July 1, 1998: $3.5 million;

               July 1, 1999: $8.4 million; and

               July 1, 2000 and continuing at this level until recovery of the cost of any settlement or other action requiring payment is complete or June 30, 2002, whichever is later: $10.5 million./32/
                                                                             --

RG&E shall be entitled to commence the foregoing offsets regardless of when any settlement or other action requiring payment to Kamine takes effect. In the event that, during the term of this Settlement, it should become certain that the total cost of any settlement or other action requiring payments to Kamine will be less than the total amount provided hereunder for Kamine recovery during such term (i.e., $32.9 million), the Commission may, in its discretion, require
           ----
additional


_______________________

/31/ No cost referenced in this Settlement may be considered for recovery, true-
 --
     up or deferral unless it is prudent and verifiable.

/32/ In the event that recovery is not, or will not be, complete by June 30,
 --
     2002, and RG&E or any other Party believes that circumstances would favor or permit more rapid recovery of Kamine costs, RG&E or such other Party shall have the right, notwithstanding any other provision of this Settlement, to request the Commission to increase the offset amount.

rate reductions; provided, however, that the total amount of such reductions shall not exceed the difference between actual Kamine costs and the amounts provided for in this paragraph. In all other cases, in the event that the foregoing amounts provided for Kamine cost recovery exceed costs actually attributable to Kamine, any such excess balance remaining as of June 30, 2002 shall be applied to Sunk Costs, as described in paragraph 19, infra.
                                                              -----

               3. The rate reduction and Kamine recovery amounts listed in paragraph 2 supra, include the anticipated impacts of recently enacted
            -----
reductions in State gross receipts taxes ("GRT"). The anticipated average combined State and local GRT rates, listed by commencement of Rate Year, are as follows:

                    July 1, 1997:  5.23%
                    July 1, 1998:  5.04%
                    July 1, 1999:  4.60%
                    July 1, 2000:  4.23%
                    July 1, 2001:  4.23%

To the extent that average GRT rates are other than as anticipated, the rate reductions provided for in this Settlement will be revised accordingly.

               4. The allocation of the foregoing rate decreases among customer groups shall be as described in Schedule A to this Settlement.

               5. The allocation of the revenue decreases corresponding to the foregoing rate decreases shall be applied to the Generation Business Segment/33/
                                                                             --
and shall be based upon the relative responsibility of nuclear and non-nuclear generation for Cash Operation and Maintenance ("O&M")/34/ expense.
                                                      --

               6. Except as otherwise provided by contract, beginning July 1, 1999 and continuing through June 30, 2002, Incremental Manufacturing Load/35/
                                                                          --
shall be served at an average rate of $0.059 per KWH.

               7. Except as otherwise provided in this Settlement, the rates resulting from the foregoing reductions shall not be modified during the term of this Settlement to reflect any


--------------------------------

/33/ RG&E's current utility operations will be functionally separated into
 --
     Generation, Transmission, Distribution and Retailing, hereinafter referred to as "Business Segments." See paragraphs 62-67, infra.
                                ---                   -----

/34/ For purposes of this Settlement, "Cash O&M" shall mean non-fuel O&M
 --
     expenses less the amortizations listed in Schedule B. For purposes of this Settlement, the following allocation shall be used: 65 percent to nuclear and 35 percent to non-nuclear.

/35/ For purposes of this Settlement, "Incremental Manufacturing Load" shall
 --
     mean energy sales meeting both of the following characteristics:

     1. The energy is sold to a customer whose Standard Industrial Classification is in one of the groups listed in Schedule C.

     2.   The customer adds at least 50 KW of new load by:

          (a)  constructing a new facility;
          (b)  expanding an existing facility;
          (c)  adding facilities or equipment to an existing site; or
          (d) adding facilities through the redevelopment of an existing site which has been vacant for at least six months.

changes in revenues or expenses, including but not limited to changes in O&M savings (both Cash O&M and Non-Cash O&M/36/), State and local tax
                                        --
reductions,/37/ and asset sales./38/
            --                   --

               8. Upon filing appropriate documentation with the Commission, the rates resulting from the foregoing reductions shall be subject to modification for the following:

                    a.   Kamine recovery as described in paragraphs 2, supra,
                                                                       -----
                         and 11, infra;
                                 -----
                    b. Variations in the costs described in paragraphs 14 and 15, infra;
                             -----
                    c. Securitization benefits as described in paragraph 18, infra;
                         -----
                    d.   Deferrals/39/ pursuant to this Settlement, including
                                   --
                         but not limited to those provided for in paragraphs 12 through 17, 24 and 30, infra; and
                                                -----
                    e.   Adjustments pursuant to paragraphs 24, 68 and 69,
                         infra.
                         -----

               9. During the term of this Settlement such modifications pursuant to paragraph 8, supra, shall be made only if the net effect of all such
                         -----
factors would be a projected cumulative balance, either owed to customers or owed to shareholders, greater than $30 million


---------------------------

/36/    For purposes of this Settlement, "Non-Cash O&M" shall mean amortizations
 --
        pursuant to Schedule B.

/37/    For purposes of this paragraph, "taxes" shall not include the Gross
 --
        Receipts Tax or property taxes.

/38/    Notwithstanding any previous requirement pertaining to such matters, all
 --
        savings not reflected in rates as of July 1, 1996 arising from the operation of the Nine Mile Point 2 and Oswego 6 jointly owned facilities shall be retained by the Company.

/39/    All amounts deferred pursuant to this Settlement shall bear carrying
 --
        charges at the rate of 9.0 percent.

on a pre-tax basis. The amount projected to be greater than $30 million shall be recovered by adjusting rates, on the next July 1st, for the remaining term of the Settlement; provided, however, that such rate adjustments shall be subject to the following:

               a. No rate adjustments shall be made in Rate Years 1 or 2 with the exception of adjustments pursuant to paragraphs 14 and 18, infra.
                        -----
               b. A single Rate Year rate adjustment shall not exceed $7.0 million for any of the final three Rate Years of the Settlement with the exception of adjustments pursuant to paragraph 18, infra.
                                  -----
               c. A rate adjustment shall not be for less than $3.5 million, subject to Item d.
               d. The cumulative effect of all rate increases shall not exceed $12.1 million per Rate Year.

               e. Any amount attributable to items for which changes in cost are permitted to be recovered pursuant to this Settlement, but which are not recovered by the end of the term of this Settlement as a consequence of this paragraph shall be deferred for recovery beyond the end of such term and the timing of such recovery shall be determined by the Commission.

Changes due to the "System Benefits Charge"/40/ and Securitization shall be
                                            --
reflected without regard to the foregoing limitations.


RETURN ON EQUITY
----------------

               10.  In the event that RG&E achieves a return/41/ on common
                                                             --
equity in excess of 11.80 percent, as determined for the entire/42/ five-year
                                                                --
term of this Settlement,/43/ the amount in excess of 11.80 percent shall be
                         --
treated as follows:

                    a. Fifty (50) percent shall be used to write down deferrals accumulated during term of this Settlement. Any remaining amount of this fifty (50) percent portion shall be retained as earnings by the Company.

                    b. The first $800,000 of the other fifty (50) percent portion shall be used to reduce rates for subclasses pri-pri, subtra-sec,


---------------------------------

/40/    The "System Benefits Charge" is described in paragraph 14, infra.
 --                                                                -----

/41/    As used in this Settlement, "return" means the return on a regulatory
 --
        basis for regulated operations -- e.g., it does not reflect tax benefits
                                          ----
        statutorily reserved for the benefit of investors or any disallowed assets for unrealized tax benefits.

/42/    The actual return on common equity shall be computed annually.  See
 --                                                                     ---
        paragraph 71, infra. At the end of the five-year Settlement period,
                      -----
        annual amounts of over-or-under-earnings shall be netted for purposes of determining any sharing pursuant to this paragraph.

/43/    150 basis points (30 basis points per year) shall be added to the
 -- computation of earnings for this five-year period to reflect a sharing of earnings from the Rate Year ended June 30, 1997.

                         subtra-commercial and industrial, as listed in Schedule
                         A. The remaining amount of this fifty (50) percent portion shall be used to write down accumulated deferrals or Sunk Costs./44/ To the extent that any
                                                  --
                         portions of this amount shall remain after writing down all such deferrals and Sunk Costs, the Commission shall determine the disposition of such portion.

KAMINE
------
               11. In the event that RG&E becomes obligated to make actual payments to Kamine or any other party pursuant to either the purported Power Purchase Agreement ("PPA") or any litigation pertaining to the Kamine project or the purported PPA, RG&E shall be entitled, subject to paragraphs 8 and 9, supra, to recover on a current basis in electric rates an additional amount/45/ not to
                                                                     --
exceed, on a Rate-Year basis,/46/ the "Net PPA Amount," which shall consist of:
                              --
seven-eighths (7/8) of the difference between (i) the amount that would be payable to Kamine if the purported PPA were enforced and Kamine generated and sold to RG&E the maximum output


-------------------------------

/44/    For purposes of this Settlement, "Sunk Costs" shall have the meaning
 --     described in footnote 66, infra.
                                  -----
/45/    I.e., in addition to the amount attributable to Kamine ($9.6 million)
 --     ----
        that was included in the rates that were effective as of July 1, 1996.
/46/    Prorated, as necessary, to reflect commencement of recovery at any time
 --     other than the first day of a rate year.

permitted under the purported PPA,/47/ and (ii) any amount attributable to
                                   --
Kamine that was included in the rates that were effective as of July 1, 1996; provided that such Net PPA Amount shall be reduced by:

               a. amounts accrued for Kamine costs pursuant to paragraph 2, supra; and
                    -----
               b. any Securitization benefits otherwise permitted to be used to mitigate Kamine costs.

Any Kamine costs not recovered currently shall be deferred for recovery in the subsequent Rate Years of the term of this Settlement/48/ and, if not recovered
                                                     --
by the end of such term, shall be deferred for recovery beyond the end of such term and the timing of such recovery shall be determined by the Commission.

INFLATION
---------

               12. If, in any Rate Year, inflation, as measured by the actual GDP Chain-Weighted Price Deflator, exceeds 4.0 percent, RG&E shall be permitted to defer for future recovery the amount by which any inflation-based increase in Cash O&M exceeds such 4.0 percent increase up to the percentage increase determined by the GDP Chain-Weighted Price


----------------------------------

/47/    Whether Kamine actually produces and sells electricity to RG&E or not.
 --

/48/    During the term of this Settlement, however, such deferral and recovery
 -- shall not cause any increase attributable to Kamine costs to exceed the Net PPA Amount that would apply to the year of recovery.

Deflator./49/ Deferral and recovery of such increased costs pursuant to this
          --
paragraph shall not require further petition to or approval by the Commission other than filing of appropriate workpapers showing the calculation of the amount to be deferred.

PROPERTY TAXES
--------------

               13.  Changes in property taxes shall be addressed as follows:

                    a. Fifty (50) percent of any property tax increases over the Base Level,/50/ described in subparagraph c, below,
                                         --
                         shall be deferred for future recovery.
                    b. Fifty (50) percent of any property tax decreases from the Base Level shall be likewise deferred for future passback to customers.
                    c. The Base Level shall be equal to actual property tax expenditures over the twelve (12) months ended February 28, 1997, less taxes related to any assets sold after June 30, 1997.


---------------------------------

/49/    For purposes of this paragraph, Cash O&M shall be assumed to be $201
 -- million until the implementation of the Energy and Capacity stage of the Retail Access Program, described at paragraph 46, infra, at which time
                                                          -----
        Cash O&M will be assumed to be $176 million. These amounts shall be reduced by any amounts recovered through the "System Benefits Charge," as described in paragraph 14, infra. The deferral shall be calculated as
                                      -----
        the product of Cash O&M and the difference between actual inflation and 4.0 percent.

/50/    Property taxes pertaining to non-nuclear generating facilities shall be
 -- deducted from the Base Level pursuant to the schedule stated in paragraph 55, infra.
                      -----

"SYSTEM BENEFITS CHARGE"
------------------------

               14. The Parties agree that the costs of certain mandated programs will be recovered through rates applicable to all customers, whether or not these costs are included in a separate System Benefits Charge ("SBC")./51/
                                                                           --
The programs are as follows:

                    a. Research and Development: mandated research and development programs, excluding New York State Energy Research and Development Authority contributions;
                    b. Energy Efficiency: mandated energy efficiency programs, including DSM bidding programs undertaken in accordance with Commission orders;/52/
                                                 --
                    c.   Low Income: mandated low-income programs, whether new,
                         existing or expanded, including low-income energy
                         efficiency programs; and
                    d. Environmental Protection: mandated environmental protection programs, including programs designed to mitigate the


---------------------------

/51/    The institution of such a charge is currently under consideration in
 --     Case 94-E-0952.


/52/    One way of disbursing funds for energy efficiency programs covered by
 -- this charge would be by means of a standard performance contract with stipulated pricing approved by the Commission.

                         environmental impacts of electric industry
                         restructuring programs, excluding environmental remediation costs./53/
                                            --

The revenue levels included in this Settlement are deemed to include funding for such programs at the levels listed in Schedule K and, unless different expenditure levels are approved, the net impact on customers would be zero. The Company will continue to administer existing contracts and the funds required to comply therewith. To the extent that the costs related to the above described SBC programs change from the levels listed in Schedule K during the term of this Settlement, those changes will be reflected in an adjustment to rates to take effect each July 1st during the term of this Settlement. Costs not recovered during any particular Rate Year will be reflected in rates in a future Rate Year,/54/ as soon as practicable. Such cost changes shall be allocated to
      --
voltage classes in proportion to the "Rate Reductions" listed in Schedule A. The Company shall have no further obligation pursuant to the 1996 Settlement or the 1997 Eighteen-Month DSM Plan to implement or administer DSM programs and the Company shall have no further obligation to prepare or file future DSM plans or evaluation reports./55/
                    --

          15. The costs described as Public Policy Costs in Section VII of RG&E's October 1 Submission, to the extent permitted to be billed separately as part of an SBC, or as a

__________________
/53/ See paragraph 30, infra.
 --  ---               -----

/54/ Which may include the period immediately following the term of this -- Settlement.

/55/ In addition, there shall be no denial of recovery of actual DSM
 -- expenditures pursuant to Schedule F to the 1996 Settlement. Due to contractual commitments under existing DSM programs, discontinuance of the Company's obligations will not result in immediate cessation of all expenditures.

Public Policy Charge, under the terms of the Commission's Order establishing an SBC, may be included in RG&E's SBC. To the extent that any of such costs are not recovered through an SBC or similar charge, as described in paragraph 14, supra,
                                                                          -----
such costs shall be otherwise recovered through distribution access rates. Changes in such costs due to governmental action of any kind will be considered Mandates, as described in paragraph 16, infra. The materiality threshold of $2.5
                                        -----
million/56/ will be applied to aggregated cost changes within each of the seven
        --
categories of Public Policy Costs,/57/ excluding SBC items.
                                   --

MANDATES, CATASTROPHIC EVENTS AND COMPETITION IMPLEMENTATION COSTS
------------------------------------------------------------------

          16. In the event that, after the date upon which this Settlement is executed by the Company and on or before June 30, 2002, one or more Mandates/58/
                                                                             --
is implemented/59/ and/or
               --

____________________
/56/ A zero ($0) materiality threshold shall apply to items included in the
 --
     SBC.

/57/ These categories are:
 --

          1) DSM
          2) Low-Income Assistance
          3) Obligation to Serve - Incremental Expenses
          4) Economic Growth
          5) Environmental Initiatives
          6) Mandated and Public Policy Research and Development
          7) Regulatory Assessments and Expenses

/58/ For purposes of this Settlement, a "Mandate" shall mean (a) any
 --
     governmental action, including changes in laws and regulations (including tax laws and regulations) and orders of regulatory and other agencies which result in cost changes, and (b) any changes in accounting required by generally accepted accounting principles. In the event that any such "Mandate" consists of actions in response to an asserted failure by the Company to conform to valid legal requirements, the Company shall have the burden of showing that
                                                                  (continued...)

one or more Catastrophic Events/60/ occurs and, during any Rate Year covered by
                                --
this Settlement, the cost impact of any individual Mandate or any individual Catastrophic Event exceeds $2.5 million,/61/ RG&E shall be entitled to defer the
                                         --
entire amount attributable to such Mandates and Catastrophic Events and to recover or pass back such amount as soon as possible thereafter, subject to the terms of paragraphs 8 and 9, supra. Such deferral and recovery or pass-back, with the exception of Commission-imposed Mandates, shall not apply to generating facilities that, pursuant to the Energy and Capacity stage of the Company's Retail Access Program,/62/ are fully exposed to market pricing.
                       --

___________________
(...continued)
     its conduct which gave rise to such action was consistent with the best interests of customers.

/59/ "Implementation," as used in this paragraph, shall not be deemed to refer
 -- only to commencement of new Mandates, but shall instead include both commencement of new Mandates and changes to existing Mandates.

/60/ For purposes of this Settlement, a "Catastrophic Event" shall mean an event
 -- that triggers the designation of part of the Company's service territory as a disaster area or as being under a state of emergency.

/61/ Such impact shall be calculated only with reference to regulated
 -- operations. The $2.5 million threshold, however, shall not apply to changes in nuclear decommissioning costs that are the result of Mandates.

/62/ Described at paragraphs 45-52, infra.
 --                                 -----

          17. RG&E shall be entitled to defer and to recover as soon as possible, subject to the terms of paragraphs 8 and 9, supra, the entire amount
                                                      -----
of all Competition Implementation Costs/63/ that exceed, in the aggregate in any Rate Year, $2.5 million.

SECURITIZATION
--------------

          18.  The benefits, if any, of any Securitization/64/ that may become
                                                           --
available after this Settlement is executed by RG&E shall, subject to paragraph 11, supra, be used to increase the amounts of the rate reductions identified in
    -----
paragraph 2, supra,/65/ and any such further rate reductions shall be allocated
             -----  --
in a manner consistent with the legislation or Commission orders authorizing Securitization.


___________________

/63/ For purposes of this Settlement, "Competition Implementation Costs" shall
 -- mean all incremental expenditures incurred by RG&E after February 28, 1997, in connection with all regulatory proceedings, legislation, regulations, and orders pertaining to the implementation of a competitive market for electric service.

/64/ For purposes of this Settlement, "Securitization" shall mean Commission-
 -- issued rate orders, legislatively authorized or otherwise, that are specifically intended to create added credit quality for utility borrowings, allowing assets or utility costs to be financed at more favorable terms than otherwise available. This reduced cost of borrowing is the benefit referred to in the text. Securitization shall not be deemed to include general rate orders or financing orders issued in the ordinary course.

/65/ Without regard to the limitations of paragraph 9(a) and (b), supra.
 --                                                               -----

SUNK COSTS
----------
          19.  All prudently incurred Sunk Costs/66/ as of March 1, 1997 shall
                                                 --
be included in rates charged pursuant to RG&E's distribution access tariff. The Parties intend that the provisions of this Settlement will allow the Company to continue to recover such costs, during the term of the Settlement, under Statement of Financial Accounting Standards No. 71 ("SFAS 71"),/67/ which
                                                                --
provides for certain accounting conventions for regulated companies subject to cost-based ratemaking. The Parties shall meet prior to July 1, 2000 to discuss future ratemaking treatment of such costs. Such treatment shall be consistent with the principle that the Company shall have a reasonable opportunity beyond July 1, 2002 to recover all such costs./68/
                                        --

SALE OF GENERATING ASSETS
-------------------------

          20. To the extent that any existing generating assets are sold (such as via an auction or other suitable mechanism to establish market value) during the term of this Settlement, any gains on such sales shall be shared between shareholders and customers as follows:


_______________________

/66/ For purposes of this Settlement, "Sunk Costs" shall mean all investment in
 -- electric plant and electric Regulatory Assets. A "Regulatory Asset" is a deferred cost whose classification on the Company's Balance Sheet as an asset is permitted pursuant to paragraph 9 of SFAS 71.

/67/ Accounting for the Effects of Certain Types of Regulation.
 --

/68/ Such principles of cost recovery shall also apply to the negotiations
 --  referenced in paragraph 23, infra.
                                 -----

               a. With respect to sales occurring during the first three (3) Rate Years of the Settlement period, customers shall be entitled to sixty (60) percent of the first $20.0 million of any such gain, and the Company shall be entitled to retain the remainder. Customers will be entitled to eighty (80) percent of any such gains over and above the first $20.0 million.

               b. With respect to sales occurring during the final two (2) Rate Years of the Settlement period, customers shall be entitled to eighty (80) percent and the Company shall be entitled to retain twenty (20) percent of all gains.

The gain so shared shall be net of any losses due to generation asset sales, transaction costs, the cost of any hedging arrangements necessary to manage the Company's risk of fluctuations in the price of the electric commodity or required ancillary services, and all applicable financial statement tax effects. The Company's share of the gain shall be excluded from all calculations of regulatory earnings. The parties shall meet prior to July 1, 2000 to discuss the treatment of the customer's share of the gain and make a recommendation to the Commission with respect thereto. The Parties intend that the provisions of this Settlement will allow the Company to recover, in rates charged pursuant to RG&E's distribution tariff, any prudently incurred losses, including all applicable financial statement tax effects, resulting from the sale of a generating asset, during the term of the Settlement, under SFAS 71. The Parties shall meet prior to July 1, 2000 to discuss future ratemaking treatment of such costs. Such treatment shall be consistent with the principle that the Company shall have a reasonable opportunity beyond July 1, 2002 to recover all such costs.

TO-GO COSTS
-----------

          21.  The fixed portion of the To-Go Costs/69/ of RG&E's fossil
                                                    --
generating units, /70/ hydroelectric generating units, /71/ gas turbines, /72/
                   --                                   --                 --
and power purchase contracts (other than Kamine), /73/ and the fixed portion of
                                                   --
the To-Go Costs of the Company's share of Oswego 6 shall be recovered in full through the Company's distribution access tariff until July 1, 1999 in

___________________

/69/   For purposes of this Settlement, "To-Go Costs" shall mean all capital
 --
       costs incurred after February 28, 1997, O&M expenses and property, payroll and other taxes. The "variable" portion of such costs shall mean the costs that vary as KWH output varies at a generating plant, chiefly fuel expense. The "fixed" portion of such costs shall mean all such costs not defined as "variable."

/70/   RG$E's wholly owned fossil generating units consist of Beebee Station
 --
       (Unit 12) and Russell Station (Units 1-4).

/71/   Stations 2, 5, 26, 160, 170 and 172.
 --

/72/   Stations 3 and 9.
 --

/73/   RG&E currently has the following long-term power purchase contracts:
 --

================================================================================
CONTRACT NAME           CONTRACT CAPACITY (KW)       EXPIRATION OF CONTRACT
--------------------------------------------------------------------------------
Niagara Firm             65,000                      August, 2007
--------------------------------------------------------------------------------
Niagara Par. "B"         35,000                      August, 2007
--------------------------------------------------------------------------------
St. Lawrence             55,000                      August, 2007
--------------------------------------------------------------------------------
Hydro Quebec             20,000                      October, 1998
--------------------------------------------------------------------------------
FitzPatrick                                          12 Month Notice
  Winter                 44,000
  Summer                 50,000
--------------------------------------------------------------------------------
Gilboa                  150,000                      June, 2002
================================================================================

accordance with paragraphs 45 and 52, infra. The variable portion of such To-Go
                                      -----
Costs/74/ shall be subject to the market for electricity in accordance with
      --
paragraphs 45 and 46, infra.
                      -----

NUCLEAR FACILITIES
------------------

          22. All prudently incurred costs of Ginna Station and the Company's share of Nine Mile Point 2 shall be recovered through retail rates subject to the provisions of the following paragraph, provided, however, that such costs shall not be subject to true-up or reconciliation except as otherwise provided in this Settlement.

          23. RG&E shall participate in good-faith negotiations with Staff and with the other cotenants of Nine Mile Point 2 regarding future rate treatment of such facility. The Parties anticipate that similar treatment will be applied to Ginna Station. Such negotiations and any proposed treatment resulting therefrom shall be consistent with and in furtherance of the following principles:

               a. any Commission or other State solution must be consistent with Nuclear Regulatory Commission ("NRC") requirements;

               b. a Statewide solution to treatment of nuclear facilities is preferable to individual utility-by-utility solutions and any solution pertaining to RG&E must be consistent with a Statewide solution;


_________________

/74/  See footnote 69, supra.
 --   ---              -----

               c. RG&E's nuclear facilities shall remain subject to the provisions of paragraph 16, supra, during the term of this
                                                -----
                    Settlement; and

               d. no change in the treatment of RG&E's nuclear facilities shall be implemented until at least January 1, 2000.

In the event that the above-described negotiations should result in any change in ratemaking treatment, the Parties will meet to discuss the relationship between the potential impact on the Retail Access Program implementation schedule, the associated conditions and limitations on customer participation and the level of To-Go Costs that are subject to the market.

SHUT-DOWN AND DECOMMISSIONING COSTS
-----------------------------------

          24. All prudently incurred incremental costs pertaining to the shut-down and decommissioning of generating facilities, /75/ whether fully or
                                                    --
partially owned by RG&E, shall be recovered through the Company's distribution access tariff. Nuclear decommissioning costs shall be as described in Schedule
D. In the event that the estimates of nuclear decommissioning costs contained in Schedule D change, /76/ RG&E shall submit to the Commission and the Parties a
                    --
revised Schedule D, showing such changes and shall, upon request of the Commission or the

___________________

/75/  In addition to the decommissioning costs shown in Schedule D for nuclear
 --
      plant, "shut down and decommissioning costs" include transmission and distribution costs associated with elimination of a particular generating facility, severance pay resulting from such elimination, and decommissioning of fossil facilities.

/76/  This provision is intended to address changes in estimates that are not
 --
      the result of changes in Mandates, as defined in footnote 58, supra.
                                                                    -----

Parties, provide reasonable documentation therefor. The Company, upon Commission approval, /77/ shall thereupon be permitted to change its distribution access
           --
rates to reflect such increase or decrease. Other than nuclear decommissioning costs currently included in rates, the above costs shall be deemed incremental and deferred for recovery pursuant to the provisions of paragraphs 8 and 9, supra.
-----

SYSTEM RELIABILITY AND MARKET POWER
-----------------------------------

          25. RG&E shall maintain the reliability of its system, including those portions of the system identified as Load Pockets,/78/ in the most cost-
                                                         --
effective manner, considering a range of alternatives including but not limited to: transmission and distribution system reinforcements, maintenance of existing plant, energy efficiency and distributed generation. In connection with the petition of the Member Systems of the New York Power Pool ("NYPP") to the FERC to form new wholesale market institutions (the ISO, PE and the New York State Reliability Council), the Company shall file a market power mitigation plan with FERC and shall take appropriate action in accordance with the outcome of such filing. Nothing in this Settlement

______________

/77/  Such approval process shall be based upon a showing of the necessity and
 --
      reasonableness of the expenditures.

/78/  For purposes of this Settlement, "Load Pockets" shall have the meaning
 --
      described in Opinion No. 96-12 (at 60): "'Load pockets' exist when, due to transmission system limitations, some generation must be located within a particular location in order to continue the provision of reliable service." RG&E's Load Pockets are described in Section V of the October 1 Submission.

shall preclude the Commission from implementing market power mitigation measures for retail service, as appropriate, after the term of this Settlement.

AMORTIZATIONS
-------------

          26. Schedule B to this Settlement shows the items and the amounts thereof that will be deemed to have been amortized during the term of the Settlement. RG&E shall be permitted to record amortizations and unamortized balances as it deems appropriate over the five Rate Years of the Settlement; provided, however, that, at the conclusion of the Settlement period, any unamortized balance for a particular item shall not be greater than it would have been had the amortization been recorded as shown on Schedule B. For purposes of computing RG&E's regulatory earnings, the levels of amortization expenses shall be as indicated on Schedule B.

POST-EMPLOYMENT BENEFITS
------------------------

          27. The parties agree that upon approval of this Settlement by the Commission, and effective as of January 1, 1997, the Commission's policy statement on accounting and ratemaking for pensions and other post-employment benefits/79/ shall no longer apply to RG&E and to its accounting policies.
         --

________________

/79/  Case 91-M-0890, Statement of Policy and Order Concerning the Accounting
 --                   -------------------------------------------------------
      and Ratemaking Treatment for Pensions and Postretirement Benefits other
      -----------------------------------------------------------------------
      than Pensions, issued September 7, 1993.
      -------------

GINNA OUTAGE COSTS
------------------

          28. RG&E shall be permitted, at its option, to book costs associated with Ginna Station maintenance outages on a levelized basis. Such costs shall be deemed to have been recovered from customers on a levelized basis.

EXCESS EARNINGS
---------------

          29.  Except as expressly provided otherwise in paragraph 10, supra,
                                                                       -----
any excess earnings attributable to the Rate Year ending June 30, 1997 or any prior Rate Year/80/ shall be deemed to have been passed back to customers as of
                --
July 1, 1997.

ENVIRONMENTAL REMEDIATION COSTS
-------------------------------

          30. RG&E will defer on its books of account and reflect in rates as prescribed by this paragraph and pursuant to paragraphs 8 and 9, supra, site
                                                                 -----
investigation and remediation ("SIR") costs/81/ for electric operations in
                                            --
excess of $2.0 million annually. Any costs deferred under this paragraph will be net of recoveries of these costs under insurance policies or from third parties.

_________________

/80/  Including any amount, not exceeding $2.5 million, pertaining to excess
 --
      collections under the Fuel Cost Adjustment.

/81/  SIR costs are the costs RG&E incurs to investigate, remediate, or pay
 --
      damages, including natural resource damages, but excluding personal injury damages, with respect to industrial and hazardous waste or contamination, spills, discharges and emissions for which RG&E is responsible.

AMOUNTS DUE CUSTOMERS
---------------------

          31.  RG&E shall record any Service Quality Performance Program/82/
                                                                         --
penalties that become due to customers during the term of this Settlement. To the extent that these amounts are not offset by amounts due the Company, excluding Mandates, as described in paragraph 16, supra, they shall be carried
                                                  -----
forward to the end of the term of this Settlement and the ultimate disposition of any such carry-forward balance shall be determined in a future rate proceeding./83/
            --

INCENTIVES OWED RG&E AND AMOUNTS OWED CUSTOMERS UNDER SETTLEMENTS
-----------------------------------------------------------------

          32. Any and all Electric Revenue Adjustment Mechanism ("ERAM") deferrals and incentive amounts that were due to the Company as of June 30, 1997, including amounts derived from the electric rate settlement approved by the Commission in Opinion No. 93-19 ("the 1993 Settlement")/84/, shall be deemed
                                                            --
to be eliminated as of the effective date of this Settlement. Any and all amounts that were due to customers as of June 30, 1997 including amounts derived from the 1993 Settlement, the "Settlement Agreement - Demand Side Management Issues" ("the


_________________

/82/  The Service Quality Performance Program is described in paragraph 44,
 --
      infra.
      -----

/83/  Such balance shall bear carrying charges at the annual rate of 9.0
 --
      percent.

/84/  Cases 92-E-0739 et al., Rochester Gas and Electric Corporation, Opinion
 --                   -- --   --------------------------------------
      and Order Approving Settlement, issued August 24, 1993. The referenced items include DSM, Service Quality, Integrated Resource Management Incentive ("IRMI") and Ginna Steam Generator replacement cost sharing. See
                                                                             ---
      1993 Settlement, paragraphs 18-20, 32.

DSM Settlement") approved in Opinion No. 95-20,/85/ the 1996 Settlement and the
                                                --
Nine Mile 2 Settlements shall also be deemed to be eliminated as of the effective date of this Settlement.

FLEXIBLE TARIFF DISCOUNTS
-------------------------

          33. During the term of this Settlement, RG&E shall have authority to provide discounted service pursuant to Service Classification No. 10 ("SC-10") contracts or similar flexible pricing arrangements, including the Flexible Distribution Tariff Option described in Appendix A to Schedule A. Lost margins resulting from all such sales prior to July 1, 2002 shall be deemed to have been recovered by the Company during the term of this Settlement./86/
                                                             --

LEGAL SERVICES
--------------

          34. This Settlement resolves all issues pertaining to the cost of legal services and is deemed to complete all the recommendations contained in the final report issued by Mitchell/Titus and Company in November 1993 in the Statewide Legal Services Study (Case 92-M-0047). Accordingly, there are no further studies, reports or actions required of the Company in regard to this matter.


_____________________

/85/  Cases 95-E-0673 et al., Rochester Gas and Electric Corporation, Opinion
 --                   -- --   --------------------------------------
      and Order Approving Settlement of DSM Issues, issued December 27, 1995.

/86/  This paragraph shall not be construed as limiting RG&E's right to seek
 --
      explicit recovery of some or all of the lost margins on sales of electricity or distribution service made after June 30, 2002, regardless of when the contracts pursuant to which such sales were made were entered into.

REGULATED RATE DESIGN
---------------------

          35. Except as expressly provided otherwise in this Settlement, any change in revenues pursuant to the provisions hereof shall be allocated uniformly to all service classifications ("SC")./87/
                                                 --

          36. For SC-1, SC-2, and SC-4, Schedule I, the monthly customer charge shall be increased by $1.50 in each Rate Year of the term of this Settlement, with corresponding decreases in energy rates, as shown in Schedule A.

          37. For SC-4, mandatory application to large customers shall be eliminated.

          38. For SC-8, the difference between peak and shoulder period energy charges shall be eliminated as of July 1, 1997, with a corresponding increase in demand charges. In subsequent years, energy charges shall be reduced accordingly, as shown for illustrative purposes in Schedule A.

          39. The Company is authorized to modify the eligibility criteria of SC-10 to eliminate the requirements of item A.3 (energy audits).

          40. The Company is authorized to modify the eligibility criteria of SC-11 to eliminate the energy audit requirement.


_________________

/87/  Reference in this paragraph and in paragraphs 36 through 40, infra, to
 --                                                                -----
      "service classifications" shall be to the existing service classifications in RG&E's Electric Tariff (P.S.C. No. 14), and in RG&E's Street Lighting Tariff (PSC No. 13). For the purposes of this Settlement, the projected KWH sales as presented in Schedule A shall be used.

          41. The Company is authorized to make rate design changes to its other electric service classifications/88/ that are consistent with the
                                       --
principle of reducing marginal energy prices. Further, during the term of this Settlement, the Company may at any time petition the Commission for approval to implement revenue-neutral or de minimis rate or rate design changes, including changes to the rate design plans described in paragraphs 35 through 38, supra.
                                                                        -----

LARGE CUSTOMER CREDIT PROGRAM
-----------------------------
          42. RG&E shall continue its Large Customer Credit Program in accordance with Schedule E to this Settlement, which shall supersede Schedule F to the 1996 Settlement.

LOW-INCOME PROGRAM
------------------

          43. RG&E shall continue to implement the Low-Income Program contained in Schedule F to this Settlement and to recover in Residential Rates/89/ the amounts specified in Schedule K. Prior to June 30, 1999, the Parties shall meet to discuss whether the Program should continue beyond its scheduled expiration date (June 30, 1999) and, if so, in what form.


______________

/88/  SC-3, SC-7 and SC-9.
 --

/89/  For purposes of this paragraph, "Residential" shall mean SC-1 and SC-4
 --
      customers.

SERVICE QUALITY
---------------

          44. RG&E shall continue its Service Quality Performance Program in accordance with Schedule G to this Settlement, which shall supersede Schedule H to the 1996 Settlement./90/ The new Program shall continue through June 30,
                        --
1999.  The Electric Reliability component/91/ of the Program shall apply only to
                                          --
RG&E's distribution operations and the Customer Service component/92/ shall
                                                                  --
apply only to the Company's Regulated Load Serving Entity ("RLSE") operations./93/ Prior to June 30, 1999, the Parties shall meet to discuss
            --
whether the Program should continue beyond its scheduled expiration date and, if so, in what form. Notwithstanding the foregoing, if RG&E determines that the implementation of competition results in deterioration of performance under the Service Quality Performance Program,/94/ RG&E shall be permitted, independent of
                                     --
any other provision of this Settlement, to petition the Commission for relief from the effects of any component of the Program that is affected by implementation of competition.

/90/  The only substantive difference between the 1996 Program and the current
 --
      one is in the amounts of the maximum penalties.

/91/  The maximum penalty for the Electric Reliability Component shall be
 --
      $750,000, allocated equally between the two items in this component.

/92/  The maximum penalty for the Customer Service component shall be
 --
      $500,000, allocated equally among the six items in this component.

/93/  "RLSE" is defined in Section VIII (p. VIII-23) of RG&E's October 1
 --
      Submission and described in paragraph 65, infra.
                                                -----

/94/  E.g., complaints due to customer confusion.
 --   ----

RETAIL ACCESS GENERALLY
-----------------------

          45. RG&E shall offer its customers the opportunity to purchase their own electric energy and capacity and the Company shall deliver such electric energy and capacity in accordance with the following description of the Company's Retail Access Program. The Parties acknowledge that RG&E's ability to undertake the Retail Access Program is contingent upon numerous conditions and circumstances,/95/ a number of which are not within the direct control of the
               --
Parties. Accordingly, the Parties agree that it may become necessary to modify the Program to account for such factors, and they agree further to address such matters in good faith and to cooperate in an effort to propose joint resolutions of any such matters.

          46. The Retail Access Program shall be a "Single Retailer" program, as described in RG&E's October 1 Submission,/96/ and as such "Single Retailer"
                                             --
program has been modified pursuant to the terms of this Settlement./97/  For a
                                                                    --
period of three years, beginning with the implementation date of the Program, as described in paragraph 48, infra, RG&E shall offer the option of unbundled
                           -----
billing services under a tariff to participating Load Serving Entities ("LSEs")./98/ The Program will be phased in, as described in paragraphs 48
          --
through 52, infra.  It
            -----


_______________

/95/  Including the existence of an adequate market, as described in paragraph
 --
      52, infra.
          -----

/96/  See Section VIII (pp. VIII-16 - VIII-18).
 --   ---

/97/  A list of the retailing functions, the provision of which will be the
 --
      responsibility of LSEs participating in the Program, is included in Schedule H.

/98/  LSEs are described in Section VIII of RG&E's October 1 Submission (pp.
 --
      VIII-10 - VIII-11). An individual customer can qualify as an LSE and procure its combined needs
                                                                  (continued...)

shall commence on July 1, 1998 by allowing customers to choose their own supplier of electric energy (the "Energy Only" stage of the Program). During this stage of the Program, the Company shall continue to provide and be compensated for the generating capacity required to serve all customers reliably. On July 1, 1999, subject to the provisions of paragraphs 52 and 68, infra, customers will be permitted to choose their own supplier of energy and
-----
capacity (the "Energy and Capacity" stage of the Program)./99/
                                                           --

          47. RG&E agreed to cooperate with the Parties to commence work on the Retail Access Program as soon as the Parties executed the Initial Settlement and the Company agrees to continue to do so upon execution of this Settlement; provided, however, that any incremental costs or commitments incurred by the Company in connection with such work performed since April 8, 1997 shall be deemed to be included in the Competition Implementation Costs that are subject to recovery pursuant to paragraph 17, supra.
                                      -----

_____________

(...continued)
      for some or all of its separate accounts. "Unbundled billing services" include preparation and mailing of a single bill on the LSE's behalf. The purpose of having RG&E offer such service is to permit LSEs to commence operations without having to wait for development of their own billing systems. The three-year limit is intended to recognize that this service will ultimately be available on a competitive basis and, therefore, to give RG&E the option of terminating this regulated offering after allowing LSEs a reasonable period to make alternative billing arrangements.

/99/  As the designation indicates, the LSE will be responsible for purchasing
 --
      capacity upon commencement of this stage of the Program.

          48.  Subject to the provisions of paragraphs 45, supra, and 52, infra,
                                                           -----          -----
the schedule for implementation of the Retail Access Program is as follows and is contingent upon the events listed in Items a through c:

               a. Execution of an agreement regarding the functional requirements of the Program/100/ by May 30, 1997;
                                                ---

               b.   Development of the form of Operating Agreement/101/ and
                                                                   ---
                    filing of proposed tariffs by December 1, 1997;

               c.   Commission approval of tariffs by February 1, 1998;/102/
                                                                        ---

_____________

/100/  "Functional requirements" will describe the business and/or system
 ---
       processes needed to implement retail access and unbundled billing. Subsequent critical components of the system development process, such as the operating agreement, business procedures, communications, system specifications and training, will eventually evolve from these requirements.

/101/  Operating Agreements are described in Section VIII (pp. VIII-24 - VIII-
 ---
       26) of RG&E's October 1 Submission. The Operating Agreement is currently being drafted in consultation with an Advisory Council made up of the Parties. The Operating Agreement will be referenced in the Distribution Access Tariff and will be on file with the Commission. It is expected that there may be differences between an Agreement for a single customer acting as an LSE and an Agreement for an LSE serving multiple customers.

/102/  Except as provided in paragraph 61, infra, these tariffs shall be
 ---                                       -----
effective as of July 1, 1998.

               d. The Energy Only stage of the Program begins by July 1, 1998, at which time customers using up to 670 GWH of energy per year, in the aggregate,/103/ will be eligible to
                                            ---
                    participate;

               e. The Energy and Capacity stage of the Program begins by July 1, 1999, at which time customers using up to 1,300 GWH of energy per year will be eligible to participate;

               f. As of July 1, 2000, customers using up to 2,000 GWH of energy will be eligible to participate;

               g. As of July 1, 2001, customers using up to 3,000 GWH of energy will be eligible to participate;

               h. As of July 1, 2002, all retail customers will be eligible to participate.

          49. To permit implementation without unnecessary disruption, the Parties agree that the Retail Access Program scope and functional requirements will not be changed in a way that substantially alters the administrative and other changes necessary for timely implementation of the Program. No such change in scope or functional requirements shall be made without RG&E's consent.

          50. To the extent that energy consumption by end-use customers in the Company's service territory grows beyond a level of 6,714 GWH during the term of this

_____________
/103/  All references to customer consumption are to aggregated use.
 ---
agreement, the GWH caps on eligibility described in paragraph 48, supra, will be
                                                                  -----
increased by the amount of additional energy consumption.

          51. Eligibility for the Retail Access Program will not be restricted by customer class.

          52. The Parties agree that the existence of a functioning Statewide Energy and Capacity Market/104/ in which RG&E is able to practicably participate
                           ---
is a crucial factor in the Company's ability to implement the Energy and Capacity stage of the Program. If such a Statewide Energy and Capacity Market is not implemented by July 1, 1998, the Company may petition the Commission for a delay in the implementation of the Energy and Capacity stage of the Program and show cause why relief from this schedule is required. If the Program is delayed in this fashion, the provisions of paragraph 56, infra, will apply and
                                                         -----
the caps on participation in the Energy and Capacity stage of the Program described in paragraph 48, supra, will apply. The Parties further agree that,
                           -----
prior to July 1, 2000, they shall meet to review the progress of retail access under the Program and shall consider and recommend to the Commission, as appropriate, any changes to the implementation schedule that are determined to be necessary; provided,


___________

/104/  The "Statewide Energy and Capacity Market" is defined to be a set of
 ---
       circumstances and conditions such as that identified by the Member Systems of the NYPP in their January 31, 1997 filing with the FERC to create new wholesale market institutions in New York. This Market, as thus defined, would include mechanisms for the wholesale purchase and sale of the electric energy commodity by any qualified entity, as well as the same or different mechanisms for the purchase and sale of generating capacity commitments by such entities.

however, that no such changes shall be recommended unless they are revenue neutral and do not materially increase the level of risk borne by the Company.

DISTRIBUTION ACCESS CHARGES
---------------------------

          53. LSEs will be required to take transmission service under the Company's FERC Open Access Transmission Tariff ("OATT"),/105/ until such time as
                                                         ---
that tariff is superseded by a FERC-approved Statewide open access transmission tariff. At that time, LSEs will be required to take service under the Statewide tariff. To the extent that modifications to the OATT are necessary during the term of this Settlement to implement the Retail Access Program, the Company will consult with interested Parties in the development of such modifications, and the Company will file such modifications with the Commission with a request that the Commission approve such modifications. In the filing the Company will justify requested modifications to non-rate terms and conditions and will indicate how rates should be designed for the Retail Access Program. Following Commission approval, the Company will file the amendments to the OATT together with the Commission's order approving the amendments with the FERC with a request that the FERC defer to the Commission on such modifications. Where requested by the Company to do so, Staff shall employ all reasonable means to expedite the Commission's approval process. The foregoing process shall not be construed as requiring RG&E to take any action that is inconsistent with lawful FERC jurisdiction and requirements. LSEs will also be


__________________

/105/  Filed July 9, 1996 in Docket No. OA96-141-000.
 ---
required to take distribution service under a PSC-regulated distribution tariff. Any costs not recovered through the FERC-regulated transmission tariff will be recovered, to the extent permitted hereunder, through the PSC-regulated tariffs and any costs recovered through FERC-regulated tariffs shall not be recovered through PSC-regulated tariffs. The distribution access tariff charges will be based upon the loads of the LSE's retail customers aggregated by voltage class.

          54. For the Energy Only stage of the Retail Access Program, the rates charged to LSEs under the Company's tariff for distribution access shall be set by deducting from the rates that would apply to bundled retail service $0.02305 per KWH/106/. LSEs shall be entitled to purchase energy from the Company at a
        ---
rate of $0.01905 per KWH to serve the requirements of the retail customers they serve within the Company's service area, provided that such LSEs contract to serve the full requirements of such customers and purchase all of the energy required to do so from the Company through June 30, 1999 or until the Energy Only stage of the Program terminates, if such stage extends beyond June 30, 1999./107/ In the event that the Energy Only stage of the Program extends beyond
      ---
June 30, 1999, the distribution access rates may, if necessary, be changed in accordance with paragraph 56, infra.
                              -----

_____________

/106/  Of this amount, $0.004 per KWH represents average "retailing costs." The
 ---
       types of retailing functions to which "retailing costs" pertain are shown in Schedule H.

/107/  LSEs shall make this election on a customer-by-customer basis, thus
 ---
       permitting LSEs to diversify their sources of electricity supply.

          55. For the Energy and Capacity stage of the Retail Access Program, the rates charged to LSEs under the Company's tariff for distribution access shall be approximately equal, on average, to the rates that would apply to bundled retail service less retailing costs and the per-unit fixed and variable To-Go Costs of non-nuclear energy sources, exclusive of property taxes. The property tax component of the per-unit non-nuclear To-Go Costs shall be deducted from bundled rates as follows: twenty (20) percent upon commencement of the Energy and Capacity stage of the Retail Access Program, and an additional twenty
(20) percent commencing every twelve (12) months thereafter./108/
                                                             ---

          56. If the Statewide Energy and Capacity Market is not fully in place as of July 1, 1998, the Company shall, after consultation with interested Parties, be authorized to charge rates for distribution access that will be approximately equal, on average, to the rates that would apply to bundled retail service less retailing costs and the per-unit market price of energy and capacity, as defined at the points at which the Company's transmission system interconnects with the Statewide transmission system./109/ These rates will
                                                      ---
apply to distribution access service for a period no longer than twelve (12) months after the full implementation of the Statewide


__________

/108/  The total per-unit reduction from bundled rates will average 3.2 cents
 ---
       per KWH. This figure includes both retailing costs and To-Go Costs of non-nuclear energy sources. Schedule A shows, for illustrative purposes, the average distribution access revenues per KWH by voltage level, without accounting for rate design, for each year of the Energy and Capacity stage of the Program. The actual distribution access rates shall be filed with the Commission as tariff changes.

/109/  The Company shall file appropriate tariff leaves to effect such change
 ---
       and the approval process therefor shall be limited to verification of the changes reflected therein. The same procedure shall apply to changes pursuant to paragraph 57, infra.
                                 -----

Energy and Capacity Market. The Company will not interfere with or in any way seek to delay the implementation of the Statewide Energy and Capacity Market. The appropriate rates for LSEs purchasing energy from the Company shall be determined consistent with this paragraph.

          57. Upon extension of eligibility for the Retail Access Program to all retail customers on July 1, 2002, the Company shall be authorized to modify its distribution access rates so as to hold constant the degree to which its To-Go Costs are at risk for recovery through the market./110/ The Parties agree to
                                                      ---
meet before July 1, 2001 to discuss future ratemaking plans. If, during the operation of the Energy and Capacity Stage of the Retail Access Program, the market price of energy and capacity measured at the Company's interconnections with the Statewide transmission system, exceeds an average of 3.2 cents per KWH on a persistent and sustained basis, the Parties will meet to discuss the potential acceleration of the Retail Access Program implementation schedule, the associated conditions and limitations on customer participation and continued recovery of nuclear costs in the event of a subsequent decrease in market prices, subject to the provisions of paragraph 23, supra.
                                                   -----


___________

/110/  Recovery of non-nuclear To-Go Costs shall continue to be through the
 ---
       market, except that property taxes are to be phased out of regulated rates as described in paragraph 55, supra.
                                           -----

RECIPROCITY
-----------

          58. In the event that RG&E is requested to permit access by an electric utility or affiliate/111/ of such utility where an affiliate of RG&E
                              ---
would be denied comparable access to the service territory of such other utility or utility affiliate, RG&E shall have the right to petition the Commission for an order requiring that such other utility provide the Company's affiliate comparable access or precluding the other utility or its affiliate from participating in RG&E's Retail Access Program until such time as access is provided to RG&E's affiliate./112/ The filing of such petition shall operate
                              ---
automatically to stay participation in RG&E's Program until the matter is decided by an order of the Commission on the petition.

RETURN TO RLSE
--------------

          59. Customers who have participated in the Retail Access Program shall be permitted to return to service under the Regulated Load Serving Entity ("RSLE")/113/ tariff; provided, however, that RG&E shall be permitted to
         ---
establish reasonable measures, including but

______________________

/111/  For purposes of this Settlement, "utility affiliate" shall mean any
 ---
entity having any ownership, partnership, joint venture or other common enterprise interest with a utility in which either entity has more than five (5) percent ownership in the other or in any of the foregoing entities.

/112/  The Parties agree that the Commission may be limited by law in the
 ---
actions it may take with respect to non-New York State entities and their programs. To the extent that any such entity may be the object of a petition, as provided for herein, the Commission shall, to the extent it is legally able to do so, take action consistent with this paragraph.

/113/  The RLSE is described in paragraph 65, infra.
 ---                                          -----
not limited to time and frequency limits on switching, to prevent customers from "gaming" the Program. During the Energy Only stage, RG&E will allow such returning customers to take service at regulated retail rates. During the Energy and Capacity stage, if the Company's incremental costs of supplying energy and capacity are different from the costs of energy and capacity embedded in regulated retail rates, the Company shall be permitted to charge such customers the equivalent of regulated retail rates adjusted for the incremental costs (whether positive or negative) of procuring energy and capacity on behalf of such customers. Otherwise, such customers will pay regulated retail rates. During the Energy and Capacity stage, RG&E shall have no obligation to maintain capacity for such customers. New customers will pay the same rates and be allowed to take the same services as such returning customers.

ENVIRONMENTAL INFORMATION
-------------------------

          60. RG&E and Staff shall work with LSEs to develop and implement, where feasible, meaningful, and cost-effective, a means of providing customers with information on the fuel mix and emission characteristics of the generation relied upon by their respective LSEs.

DAIRYLEA PROGRAM
----------------

          61. The parties agree that the Company's introduction of the Retail Access Program to eligible farm and food processor customers on February 1, 1998 (five months prior to its starting date for other customers), the introduction of the Program to those customers outside of the caps which otherwise limit participation, and the provision of a rate equal to the market price of energy and capacity plus retailing costs (plus $0.006 for residential customers), satisfies the rate and timing aspects of the Commission's Order Establishing Retail Access Pilot Programs issued June 23, 1997 in Cases 96-E-0948 et al./114/
            ---

CORPORATE STRUCTURE
-------------------

          62. RG&E shall separate its existing operations, either functionally or structurally, as indicated, and shall provide for new operations by establishing the following activity-based units:

               a.   a functionally separate distribution unit ("DISCO");
               b.   a functionally separate generating unit ("GENCO");
               c.   a functionally separate Regulated Load Serving Entity
                    ("RLSE");
               d. a structurally separate Unregulated Load Serving Entity ("ULSE"); and
               e.   a Holding Company ("HOLDCO")./115/
                                                  ---

RG&E will develop and provide, by January 1, 1998, the accounting treatment to be applied to the foregoing units. The Company will meet periodically with Staff during such development period to keep Staff apprised of progress and to receive input.

______________________

/114/  Petition of Dairylea Cooperative Inc. to Establish an Open-Access Pilot
 ---   -----------------------------------------------------------------------
       Program for Farm and Food Processor Electricity Customers (the "Dairylea
       ---------------------------------------------------------
case").

/115/  The HOLDCO may, at the Company's option, be a functionally separate unit
 ---
       Serving essentially the same purposes of a holding company or it may be a legally distinct entity as contemplated in paragraph 67, infra.
                                                                -----

DISCO
-----
          63. The DISCO shall continue to carry on RG&E's transmission and distribution service which shall be provided to LSEs (Regulated and Unregulated) pursuant to regulated tariffs. Except as otherwise described in this Settlement, DISCO rates shall include the costs of RG&E generating facilities/116/ and all costs identified in Section VII of RG&E's October 1
           ---
Submission./117/ Except to the extent that any of RG&E's generating
            ---
facilities/118/ are sold to unaffiliated entities, ownership of such facilities
           ---
shall remain with the DISCO either directly or through ownership by the DISCO of the GENCO.

GENCO
-----
          64. Except as otherwise provided in this Settlement, the GENCO shall be responsible for operating RG&E's generating facilities and for their associated To-Go Costs.

______________________

/116/  See paragraphs 19 through 24, 46, 48 and 52, supra.
 ---   ---                                          -----

/117/  See paragraph 15, supra.
 ---   ---               -----

/118/  Including RG&E's interest in any jointly owned generating facilities.
 ---

RLSE
----
          65. The RLSE shall provide bundled service under tariffs to customers who elect to continue receiving bundled service or who do not have a practicable alternative. The RLSE shall continue to serve as a "Provider of Last Resort" ("POLR") until the Commission approves an alternative means of providing such service. All costs of POLR service that are currently included in bundled rates and are not collected directly from customers of the RLSE shall be collected in DISCO rates consistent with paragraph 15, supra. The Company will work with
                                          -----
Staff after the initial implementation of the Retail Access Program to devise an experimental alternative which will entail providing POLR service on a competitive basis. This experiment will be conducted during the term of this Settlement.

 ULSE
 ----
          66. The ULSE shall be permitted to function as an energy marketer and provider of other energy services both within and outside RG&E's utility service territory. The ULSE shall be permitted to use RG&E in its name and make known that it is an affiliate of RG&E. The nature of the relationships among affiliated units or corporations is addressed in the "Standards Pertaining to Affiliates and the Provision of Information" contained in Schedule I attached hereto.

HOLDCO AND CAPITALIZATION OF UNREGULATED OPERATIONS
---------------------------------------------------

          67. The Parties support RG&E's Petition in substantially the form of Schedule J/119/ to establish a holding company structure in which RG&E would be
           ---
permitted to operate through one or more regulated companies and one or more unregulated companies, including energy service companies ("ESCOs") and LSEs. Whether RG&E conducts its unregulated activities through a HOLDCO or a separate subsidiary of a utility parent, it shall be permitted initially to fund, through cash, loan guarantees or advances, such activities in the amount of $50 million. The principles relating to the inter-company relationships, code of conduct, cost allocations, protections and restrictions applicable to a holding company or competitive subsidiary are contained in Schedule I. Authorization to fund such unregulated operations is granted with the approval of this Settlement. Except for the $50 million of initial investment, or as otherwise/120/
                                                                  ---
authorized by the Commission, RG&E's regulated Business Segments will neither make loans to, nor guarantee or provide credit support for the obligations of unregulated affiliates, and RG&E's regulated Business Segments will not pledge any utility assets as security for loans or financing arrangements for unregulated activities.

______________________

/119/  Or a similar petition proposing the formation of a HOLDCO with the same
 ---
       result, but through a different structure.

/120/  I.e., subsequent to initial investment.
 ---   ----

PETITION FOR RELIEF
-------------------

          68. In the event that any of the following conditions occurs or is likely to occur, RG&E or any other Party to this Settlement shall have the right to petition the Commission for review of the operation of this Settlement and appropriate remedial action:

               a. Return on equity, determined on a Rate Year regulatory basis for all remaining regulated operations, falls below 8.5 percent or increases above 14.5 percent;

               b.   Pre-tax interest coverage falls below 2.5 times;

               c. Governmental action occurs that cannot adequately be addressed through the provisions of this Settlement pertaining to Mandates, including but not limited to:

                    i. Actions taken by FERC with respect to: jurisdiction over functions traditionally understood as "local distribution" of electricity; ISO and PE functions and transactions; and Qualifying Facility and Independent Power Producer matters.

                    ii. Actions taken by the NRC with respect to: nuclear decommissioning; nuclear waste disposal; nuclear power plant operating and safety requirements; and financial standards for nuclear power plant operators.

                    iii. New York State or federal legislation pertaining to:
                         energy industry restructuring; changes to the Public Utility Regulatory Policies Act; and changes to the Public Utility Holding Company Act of 1935.

          69. Any Party seeking review pursuant to the preceding paragraph shall have the burden of showing to the Commission's satisfaction that continued operation of this Settlement as to the specific basis for that Party's petition is unjust or unreasonable. In such event, the Commission may suspend or modify any portions of this Settlement or take or refuse to take any other action permitted by law under the circumstances as they then exist, the terms and provisions of this Settlement notwithstanding.

          70. The Parties acknowledge that the Commission, pursuant to its statutory responsibility, on its own motion or on request of any party, reserves the authority to act on the level of the Company's rates if the Commission determines that unforeseen circumstances have rendered the Company's rates or return on investment unreasonable, inadequate or excessive for the provision of safe and adequate service.

FILING REQUIREMENTS
-------------------

          71. RG&E shall file with the Commission, not later than September 30 following each Rate Year subject to this Settlement, (a) a calculation of regulatory earnings on common equity for such Rate Year, which filing shall be used for purposes of determining whether the Company's earnings exceed or fall below the 11.80 percent return described in paragraph 10, supra, and (b) a
                                                          -----
calculation of any penalties incurred pursuant to the Service Quality Performance Program described in paragraph 44, supra.
                                               -----

          72. RG&E shall not, as of the effective date of this Settlement, be required to make any of the filings or computations required by the 1996 Settlement.

          73. Within 90 days of approval of this Settlement, the Company will file with Staff a plan outlining the manner in which the Company will carry out Retail Access Program phase-in. Such a plan should include, but not be limited to, a customer education plan and a customer application procedure for each stage of the Retail Access Program. The Company will consult with Staff and the Parties prior to filing such a plan.

DISPUTE RESOLUTION
------------------

          74. In the event of any disagreement over the interpretation of this Settlement or the implementation of any of the provisions of this Settlement, which cannot be resolved informally among the Parties, such disagreement shall be resolved in the following manner unless otherwise provided herein: The Parties shall promptly convene a conference and in good faith shall attempt to resolve such disagreement. If any such disagreement cannot be resolved by the Parties, any Party may petition the Commission for relief on a disputed matter.

BINDING EFFECT OF SETTLEMENT
----------------------------

          75. This Settlement represents a negotiated agreement and, except as otherwise expressly stated herein, none of the Parties shall be deemed to have approved, agreed to, or consented to any principle, methodology or interpretation of law underlying or supposed to underlie any provision hereof, and this Settlement shall not be cited or relied upon with respect to any matters other than those specifically addressed herein.

SUPERSEDING PRIOR SETTLEMENTS
-----------------------------
          76. Except as expressly provided otherwise herein, this Settlement shall, upon approval by the Commission, supersede the DSM Settlement and the 1996 Settlement.

MODIFICATION OF SETTLEMENT
--------------------------

          77. Approval by the Commission of this Settlement shall constitute approval of all of its terms. If the Commission approves this Settlement in its entirety or modifies it in a manner acceptable to the Parties, this Settlement shall be implemented in accordance with its terms. Because this Settlement is an integrated whole, with each provision in consideration for, in support of, and dependent on the others, any attempt to modify its terms may frustrate its purpose. Thus, if the Commission does not approve this Settlement in its entirety, without modification, each of the Parties reserves the right to withdraw its acceptance by serving written notice on the Commission and the other Parties and to renegotiate and, if necessary, to litigate, without prejudice, any or all issues as to which such Party agreed in this Settlement; such Party shall not be bound by the provisions of this Settlement, as executed or as modified, and this Settlement shall not take effect.

EFFECT OF AGREEMENT
-------------------

          78. This Settlement calls for RG&E to make major, and in some cases irreversible, commitments for the purpose of furthering the goal of the Commission to restructure the electric industry and to reduce electric rates in the State of New York. RG&E, by executing this Settlement, is making such commitments with the expectation that the Parties and the Commission shall continue to honor the assurances embodied in this Settlement. Specifically:

               a. As part of this Settlement, RG&E has agreed to make commitments, as described herein, including but not limited to the following: (i) agreement to withdraw from the three
                    Article 78 proceedings described in paragraph 79, infra;
                                                                      -----
                    (ii) significant rate reductions; (iii) the restructuring of the Company's business; (iv) opening of the Company's service territory to competitors; (v) providing retail access to customers; and (vi) resolving the Kamine matter while controlling its impact on rates.

               b. RG&E has made each such commitment in return for rate and other assurances by the Commission, including but not limited to the following: (i) except to the extent the Company has expressly agreed herein to place generation at market risk,/121/ RG&E shall have a reasonable opportunity
                                 ---
                    to recover all prudently incurred investment and expenses and to earn a reasonable return on investments; (ii) the Company shall have a reasonable opportunity to recover transition costs; (iii) rate treatment for the Company's investment in nuclear facilities shall be as described herein; (iv) RG&E shall be afforded a reasonable opportunity to fund and to undertake competitive business activities; and (v) the Company is entitled to recover Kamine costs.

               c. The Parties recognize that RG&E's participation in this Settlement is based on the premise that, in adopting this Settlement, the Commission will find, in substance, that:
                    (i) the foregoing commitments and assurances are inextricably interrelated; (ii) the rates established pursuant to this Settlement are just and reasonable to both customers and shareholders through June 30, 2002; (iii) the reasonable opportunity for RG&E to continue to recover the

______________________

/121/  See paragraph 48, supra.
 ---   ---               -----
                    prudently incurred costs referred to in subparagraph b, supra,/122/ beyond the term of this Settlement is justified;
                    -----  ---
                    (iv) except as noted herein, this Settlement constitutes full compliance with the Commission's policies identified in Opinion No. 96-12;/123/ (v) this Settlement is in the public
                                       ---
                    interest; and (vi) there is a clear need to reduce the burdens imposed by Mandates.

WITHDRAWAL FROM LITIGATION
--------------------------

          79. In consideration for the foregoing, RG&E, upon final approval of this Settlement by the Commission,/124/ agrees to petition the Appellate Division of the Supreme Court for permission to withdraw as a party to the appeal in the Article 78 proceeding brought to challenge Opinion No. 96-12, Energy Association v. Public Service Commission (Sup. Ct. Albany Co. Index No.
-----------------------------------------------
5830-96), and to withdraw the Company's pending Article 78 proceedings

______________________

/122/  Other than the future costs of competitive businesses referenced in
 ---
subparagraph b(iv), supra.
                    -----
/123/  Full compliance pertaining to the following tasks outlined in Opinion
 ---
No. 96-12 has not been effected by this Settlement: (a) a filing to distinguish and classify transmission and distribution facilities; (b) the proposed resolution of market power problems as related to Load Pockets, as discussed in paragraph 25, supra; (c) compliance with future ESCO requirements (e.g.,
              -----                                                ----
oversight, metering and billing); (d) compliance with future ISO requirements; and (e) continuation of public forums to provide education and consumer input related to competition and the needs within RG&E's service territory.

/124/  I.e., after any appeals from such approval are exhausted or the time to
 ---   ----
appeal has expired, whichever is later.

brought to challenge the Commission's action with respect to: (a) the 1996 Settlement, Rochester Gas and Electric Corporation v. Public Service Commission
            -------------------------------------------------------------------
(Sup. Ct. Albany Co. Index No. 6616-96); and (b) the Commission's June 23, 1997 Order Establishing Retail Access Pilot Programs in Cases 96-E-0948 et al.,
                                                                   -- --
Rochester Gas and Electric Corporation v. Public Service Commission (Sup. Ct.
-------------------------------------------------------------------
Albany Co. Index No. 6531-97). Withdrawal of the two Rochester Gas and Electric
                                                     --------------------------
cases and RG&E's withdrawal as a party to the Energy Association case shall be
                                              ------------------
effected through Stipulations of Withdrawal, mutually agreed to by RG&E and the Commission. Until the aforementioned petition with respect to the Energy
                                                                   ------
Association case is granted, the Company will discontinue its litigation
-----------
activities to the extent that it is able to do so without prejudicing its rights in any of the three Article 78 proceedings.

                    ROCHESTER GAS AND ELECTRIC CORPORATION
                         CASES 94-E-0952 AND 96-E-0898


                   AMENDED AND RESTATED SETTLEMENT AGREEMENT

                               OCTOBER 23, 1997



The party whose signature follows subscribes to the foregoing Amended and Restated Settlement Agreement.


                                                 Staff of the State of New York
                                                 Department of Public Service


                                              By: /s/ ROBERT L. WHITAKER
                                                 -------------------------------
                                                 Robert L. Whitaker, Director
                                                 Office of Regulatory Economics

                    ROCHESTER GAS AND ELECTRIC CORPORATION
                         CASES 94-E-0952 AND 96-E-0898


                   AMENDED AND RESTATED SETTLEMENT AGREEMENT

                               OCTOBER 23, 1997



The party whose signature follows subscribes to the foregoing Amended and Restated Settlement Agreement.


                                          Rochester Gas and Electric Corporation



                                          By: /S/ WILLIAM J. REDDY
                                              ----------------------
                                                William J. Reddy
                                                   Controller

                    ROCHESTER GAS AND ELECTRIC CORPORATION
                         CASES 94-E-0952 AND 96-E-0898


                   AMENDED AND RESTATED SETTLEMENT AGREEMENT

                               OCTOBER 23, 1997



The party whose signature follows subscribes to the foregoing Amended and Restated Settlement Agreement.


                                                  National Association of Energy
                                                        Service Companies


                                                  By: /s/ RUBEN S. BROWN
                                                      ----------------------
                                                          Ruben S. Brown

                    ROCHESTER GAS AND ELECTRIC CORPORATION
                         CASES 94-E-0952 AND 96-E-0898


                   AMENDED AND RESTATED SETTLEMENT AGREEMENT

                               OCTOBER 23, 1997



The party whose signature follows subscribes to the foregoing Amended and Restated Settlement Agreement.


                                                            The Joint Supporters



                                                      By: /s/ RUBEN S. BROWN
                                                          ----------------------
                                                               Ruben S. Brown
                                                             The E Cubed Company

                    ROCHESTER GAS AND ELECTRIC CORPORATION
                         CASES 94-E-0952 AND 96-E-0898


                   AMENDED AND RESTATED SETTLEMENT AGREEMENT

                               OCTOBER 23, 1997



The party whose signature follows subscribes to the foregoing Amended and Restated Settlement Agreement.


                                                            Multiple Intervenors



                                                     By: /s/ ROBERT M. LOUGHNEY
                                                         -----------------------
                                                              Robert M. Loughney
                                                           Couch, White, Brenner
                                                        Howard & Fregenbaum, LLP